2,000,000 Shares1
Vineyard National Bancorp
7.50% Series D Noncumulative Preferred Stock,
no par value per share
EQUITY UNDERWRITING AGREEMENT
June 20, 2007
RBC Dain Rauscher Inc.
c/o RBC Capital Markets
One Liberty Plaza, 165 Broadway
New York, NY 10006-1404
Ladies and Gentlemen:
     Vineyard National Bancorp, a California corporation (the “Issuer”), proposes to sell to you, the underwriter (the “Underwriter”) an aggregate of 2,000,000 shares of the 7.50% Series D Noncumulative Preferred Stock, no par value per share (the “Preferred Stock”), of the Issuer (the “Firm Securities”) having the terms described in the Final Prospectus (as hereinafter defined). The Issuer also proposes to sell at the Underwriter’s option an aggregate of up to 300,000 additional shares of the Issuer’s Preferred Stock (the “Option Securities”) as set forth below.
     As the Underwriter, you have advised the Issuer (a) that you are authorized to enter into this Agreement, and (b) that you are willing to purchase the Firm Securities, plus the Option Securities if you elect to exercise the over-allotment option in whole or in part. The Firm Securities and the Option Securities (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”
     The Issuer has prepared a registration statement on Form S-3 (File No. 333-128015) with respect to the Shares pursuant to the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder (the “Securities Act Rules”). “Registration Statement” shall mean such registration, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date (as defined below) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as

[1]	Plus an option to purchase up to 300,000 additional shares to cover over-allotments.

defined below), shall also mean such registration statement as so amended. “Base Prospectus” shall mean the base prospectus contained in the Registration Statement at the Execution Time (as defined below). “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus which is used prior to the filing of the Final Prospectus, together with the Base Prospectus. “Final Prospectus” shall mean the prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. “Effective Date ” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. “Execution Time ” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
     As used herein, the term “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (ii) the Issuer free writing prospectuses as defined in Rule 433 of the Securities Act, if any, identified in Schedule I hereto (each, an “Issuer Free Writing Prospectus”), (iii) the final term sheet prepared and filed pursuant to Schedule 4(c) hereof, if any, and (iv) any other free writing prospectus as defined in Rule 405 under the Securities Act identified in Schedule II hereto.
     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:
     1. Representations and Warranties of the Issuer.
          The Issuer represents and warrants to the Underwriter as follows:
          (a) The Issuer meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the Commission a shelf registration statement, as defined in Rule 405 on Form S-3 (File No. 333-128015), including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, was declared effective by the Commission on September 27, 2005. The Issuer may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Shares, each of which has previously been furnished to you. The Issuer will file with the Commission the Final Prospectus relating to the Shares in accordance with Rule 424(b). As filed, such Final Prospectus shall contain all information required by the Securities Act and the rules thereunder, and, except to the extent you shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Issuer has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).
          (b) The Registration Statement has been filed with the Commission under the Securities Act and has become effective under the Securities Act. No stop order suspending the effectiveness of such Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Issuer, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus. Copies of such Registration Statement and each of the amendments thereto have been delivered by the Issuer to you. On each Effective Date, the Registration Statement did, and when the Preliminary Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, conform, in all material respects to the requirements of the Securities Act and the Securities Act Rules. As of the date hereof, the Closing Date and each Option Closing Date (as defined below), if any, the Registration Statement does not and will not, and any further amendments to the Registration Statement will not, when they become effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date and the date hereof, the Final Prospectus does not, and as amended or supplemented on the Closing Date and each Option Closing Date, if any, will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Preliminary Prospectus, as supplemented by the Issuer Free Writing Prospectuses and other documents listed in Schedule I hereto2, taken together with the final pricing information included on the cover page of the Final Prospectus, does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of 3:30 P.M. (Eastern time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus listed on Schedule I or Schedule II3 hereto does not conflict with the information contained in the Registration Statement; and each such Issuer Free Writing Prospectus listed on Schedule I, as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances

[2]	Schedule I will list any (i) free writing prospectuses necessary to effect compliance with Section 12(a)(2) of the Securities Act and (ii) Reports on Form 8-K necessary to effect compliance with Section 12(a)(2) of the Securities Act which are filed immediately after the Applicable Time (as defined) but before oral confirmation of sale.

[3]	Schedule II will list those free writing prospectuses used in connection with the offering but not included on Schedule I, such as any electronic road shows.

under which they were made, not misleading; provided, however, that the representations and warranties set forth in this sentence do not apply to statements or omissions in the Registration Statement, the Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer by the Underwriter expressly for use therein, such information being listed in Section 13 below. The Issuer filed the Registration Statement with the Commission before using any Issuer Free Writing Prospectus and each Issuer Free Writing Prospectus was preceded or accompanied by the most recent Preliminary Prospectus satisfying the requirements of Section 10 under the Securities Act.
          (c) (i) At the time of filing the Registration Statement, and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Issuer was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Issuer be considered an Ineligible Issuer.
          (d) This Agreement has been duly authorized, executed and delivered by the Issuer, and constitutes a valid, legal, and binding obligation of the Issuer, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Issuer has full power and authority to enter into this Agreement and to authorize issue and sell the Shares as contemplated by this Agreement.
          (e) The Issuer has been duly organized and validly exists as a corporation in good standing under the laws of the State of California, with corporate power and authority to own or lease its properties and conduct its business as described in the Final Prospectus and the Disclosure Package. Each of the subsidiaries of the Issuer, as listed in Exhibit A hereto (collectively, the “Subsidiaries”), has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Preliminary Prospectus and the Disclosure Package. The Subsidiaries are the only subsidiaries, direct or indirect, of the Issuer. The Issuer and each of the Subsidiaries are duly qualified to transact business and are in good standing in all jurisdictions in which the conduct of their business requires such qualification; except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, rights, operations, earnings, business or management of the Issuer and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are wholly owned by the Issuer or another Subsidiary free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding, except as disclosed in reports filed with the Commission, including those liens, encumbrances and equities and claims securing obligations under the Issuer’s credit facility, dated March 17, 2006, with First Tennessee Bank National Association, which is secured by the capital stock of its wholly owned subsidiary, Vineyard Bank, National Association (the “Bank”).

          (f) The Shares to be issued and sold by the Issuer have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Preferred Stock.
          (g) The information set forth in the column entitled “Actual” under the caption “Capitalization” in the Preliminary Prospectus and the Disclosure Package is true and correct. All of the Shares conform to the description thereof contained in the Preliminary Prospectus and the Disclosure Package. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Issuer’s incorporation. Immediately after the issuance and sale of the Shares to the Underwriter, no shares of Preferred Stock of the Issuer shall be issued and outstanding and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Issuer shall have any existing or future right to acquire any shares of Preferred Stock of the Issuer. No holders of securities of the Issuer have rights to the registration of such securities under the Registration Statement that have not been waived.
          (h) The consolidated financial statements of the Issuer and the Subsidiaries, together with related notes and schedules included or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Disclosure Package, present fairly the financial position and the results of operations and cash flows of the Issuer and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement, the Preliminary Prospectus and the Disclosure Package presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Issuer. The “As Adjusted” column in the table captioned “Capitalization” included in the Preliminary Prospectus and the Disclosure Package present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Issuer, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. The statistical, industry-related and market-related data included in the Registration Statement, the Preliminary Prospectus and the Disclosure Package are based on or derived from sources which the Issuer reasonably and in good faith believes are reliable and accurate.
          (i) The Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          (j) KPMG LLP and Vavrinek, Trine, Day & Co., LLP, which certified certain financial statements of the Issuer and delivered opinions with respect to the audited financial statements and schedules included in the Registration Statement and the Preliminary Prospectus, are independent registered public accounting firms with respect to the Issuer within the meaning of the Securities Act and the Securities Act Rules.
          (k) There is no action, suit, claim or proceeding pending or, to the knowledge of the Issuer, threatened against the Issuer or any of the Subsidiaries before any court or administrative agency or otherwise (1) that are required to be described in the Registration Statement, the Preliminary Prospectus or the Disclosure Package and are not so described or (2) which, if determined adversely to the Issuer or any of its Subsidiaries, would have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement, the Preliminary Prospectus and the Disclosure Package.
          (l) No labor problem or dispute with the employees of the Issuer or the Subsidiaries exists or, to the Issuer’s knowledge, is threatened or imminent, and the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that could have a Material Adverse Effect.
          (m) The Issuer and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Preliminary Prospectus and the Disclosure Package) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Preliminary Prospectus and the Disclosure Package) or which are not material in amount. The Issuer and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Preliminary Prospectus and the Disclosure Package.
          (n) The Issuer and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with U.S. generally accepted accounting principles. All tax liabilities have been adequately provided for in the financial statements of the Issuer, and, to the Issuer’s knowledge, there are no additional material tax assessments. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Issuer or sale by the Issuer of the Shares.
          (o) Since the date as of which information is given in the Preliminary Prospectus, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective change which has had or is reasonably likely to have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Issuer or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Preliminary Prospectus and the Disclosure Package. The Issuer and the Subsidiaries have no material contingent obligations that are not disclosed in the Issuer’s financial statements in the Registration Statement and the Preliminary Prospectus.
          (p) Neither the Issuer nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under its Articles of Incorporation (“Charter”) or By-Laws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default has had or is reasonably likely to have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer or any of the Subsidiaries is a party, or of the Charter or By-Laws of the Issuer or any order, rule or regulation applicable to the Issuer or any of the Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.
          (q) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Issuer of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the National Association of Securities Dealers, Inc. (the “NASD”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriter under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.
          (r) The Issuer and each of the Subsidiaries has all material licenses, certifications, permits, franchises, approvals, clearances and other regulatory authorizations (“Permits”) from governmental authorities as are necessary to conduct its businesses as currently conducted and to own, lease and operate its properties in the manner described in the Preliminary Prospectus and the Disclosure Package, except where the failure to possess or obtain any such Permit would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no claim, proceeding or controversy, pending or, to the knowledge of the Issuer or any of the Subsidiaries, threatened, involving the status of or sanctions under any of the Permits. The Issuer and each of the Subsidiaries has fulfilled and performed all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Issuer or any of the Subsidiaries under such Permit. None of the Permits contains any restriction that is materially burdensome on the Issuer or any of its Subsidiaries.

          (s) To the Issuer’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Issuer’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement or as previously disclosed to the Underwriter. No relationship, direct or indirect, exists between or among the Issuer on the one hand, and the directors, officers, stockholders, customers or suppliers of the Issuer on the other hand, that is required by the Securities Act or the Securities Act Rules to be described in the Preliminary Prospectus or the Disclosure Package and that is not so described in the Preliminary Prospectus and the Disclosure Package.
          (t) Neither the Issuer, nor to the Issuer’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Issuer’s capital stock to facilitate the sale or resale of the Shares. The Issuer acknowledges that the Underwriter may purchase and sell Shares on the American Stock Exchange in accordance with Regulation M under the Exchange Act.
          (u) Neither the Issuer nor any of the Subsidiaries is an “investment company” within the meaning of such term under the Investment Issuer Act of 1940, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).
          (v) The Issuer and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the Issuer or any Subsidiary or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Issuer and the Subsidiaries are in compliance with the terms of such policies in all material respects. There are no claims by the Issuer or any Subsidiary under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause.
          (w) The Issuer and each of its Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Issuer would have any liability; the Issuer has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Issuer would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
          (x) Other than as contemplated by this Agreement, the Issuer has not incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
          (y) There are no statutes, regulations, contracts or other documents (including, without limitation, any voting agreement) that are required to be described in the Registration Statement, the Preliminary Prospectus or the Disclosure Package or to be filed as exhibits to the Registration Statement that are not described or filed as required. Neither the Issuer nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, Preliminary Prospectus or the Disclosure Package, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Issuer, any Subsidiary or any other party to any such contract or agreement.
          (z) No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices by the Issuer or any Subsidiary, or, to the knowledge of the Issuer, by any of their officers, directors, employees or agents by any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Issuer or any Subsidiary, except for such payments or inducements as were lawful under applicable laws, rules and regulations. Neither the Issuer nor any Subsidiary, nor, to the best knowledge of the Issuer, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer or any Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Issuer or any Subsidiary.
          (aa) The conduct of business by the Issuer and each of the Subsidiaries complies, and at all times has complied, in all material respects with federal, state, local and foreign laws, statutes, ordinances, rules, regulations, decrees, orders, Permits and other similar items (“Laws”) applicable to its business, including, without limitation, licensing and certification Laws covering any aspect of the business of the Issuer or any of the Subsidiaries. Neither the Issuer nor any of the Subsidiaries has received any notification asserting, or has knowledge of, any present or past failure to comply with or violation of any such Laws.
          (bb) The information contained in the Registration Statement and the Preliminary Prospectus regarding the Issuer’s expectations, plans and intentions, and any other information that constitutes “forward-looking” information within the meaning of the Securities Act and the Exchange Act were made by the Issuer on a reasonable basis and reflect the Issuer’s good faith belief and/or estimate of the matters described therein. Notwithstanding the foregoing, this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information concerning the Underwriter furnished to the Issuer by or on behalf of any Underwriter specifically for inclusion in the Registration Statement, the Preliminary Prospectus or the Final Prospectus.

          (cc) Any certificate signed by any officer of the Issuer and delivered to the counsel for the Underwriter in connection with the offering of the Shares contemplated hereby shall be deemed a representation and warranty by the Issuer to the Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.
          (dd) The Issuer has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act); the Issuer’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Issuer in the reports that it will file or furnish under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Commission, and that all such information is accumulated and communicated to the Issuer’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Issuer required under the Exchange Act with respect to such reports.
          (ee) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Issuer to or for the benefit of any of the officers or directors of the Issuer or any of their respective family members, except as permitted under federal banking and securities regulations or if required under applicable disclosure requirements, as described in the Preliminary Prospectus and the Disclosure Package. The Issuer has not directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Issuer, except in compliance with federal and state laws and regulations governing extensions of credit to such persons by a regulated financial institution.
          (ff) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Critical Accounting Policies and Estimates” in the Issuer’s Annual Report on Form 10-K for the year ended December 31, 2006 which is incorporated by reference into the Registration Statement, the Preliminary Prospectus and the Disclosure Package, accurately and fully describes accounting policies which the Issuer believes are the most important in the portrayal of the financial condition and results of operations of the Issuer and its consolidated subsidiaries and which require management’s most difficult, subjective or complex judgments.
          (gg) Neither the Issuer nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” for purposes of the Securities Act or the rules and regulations promulgated thereunder with the offer and sale of the Shares pursuant to the Registration Statement. Except as disclosed in the Preliminary Prospectus and the Disclosure Package, neither the Issuer nor any of its affiliates has sold or issued any security during the six-month period preceding the date of the Preliminary Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than shares of common stock, no par value per share, of the Issuer (the “Common Stock”), issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Preliminary Prospectus and the Disclosure Package.
          (hh) The Issuer is duly registered as a financial holding company with the Board of Governors of the Federal Reserve System (the “FRB”) under the Bank Holding Company Act and no proceedings for the termination or revocation of such registration are pending or, to the Issuer’s knowledge, threatened. The Bank has a valid certificate of authority issued by the Office of the Comptroller of the Currency (the “OCC”) to transact a banking business as a national bank. The deposit accounts of the Bank are insured by the Deposit Insurance Fund administered by the Federal Deposit Insurance Corporation (the “FDIC”) up to the maximum amount provided by law. Together the FRB, OCC and FDIC are referred to as the “Bank Regulators” or individually a “Bank Regulator.”
          (ii) The Bank’s allowances for loan losses, both general and specific, are in accordance with all regulatory requirements and GAAP, and in the opinion of Issuer’s management, are sufficient to absorb all losses determined to be reasonably probable from loans based on facts, circumstances and conditions existing as of the date hereof; the Issuer has properly classified all loans and other assets under the asset classification requirements of the Bank Regulators.
          (jj) Neither the Issuer nor the Bank:
               (i) has received any notification or communication from any Bank Regulator (x) asserting that the Issuer or the Bank is not in compliance with any statutes, regulations or ordinances, (y) threatening to revoke any permit, license, franchise, certificate of authority or other governmental authorization, or (z) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, the Bank’s FDIC deposit insurance; and
               (ii) is a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter, resolution of the Issuer’s Board of Directors, or similar submission to, any regulatory authority charged with the supervision or regulation of depository institutions or depository institution holding companies or engaged in the insurance of deposits (including, without limitation, the Bank Regulators) or the supervision or regulation of the Issuer or the Bank, and neither the Bank nor the Issuer has been advised in writing by any such regulatory authority that such regulatory authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.
     2. Purchase, Sale and Delivery of the Shares.
          (a) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Issuer agrees to sell to the Underwriter, and the Underwriter agrees to purchase, at a price of $9.70 per share, all of the Firm Securities.

          (b) In addition, on the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Issuer hereby grants an option to the Underwriter to purchase the Option Securities at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at least one day before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by the Underwriter to the Issuer setting forth the number of Option Securities as to which the Underwriter is exercising the option and stating the Option Closing Date in accordance with Section 2(d). The option with respect to the Option Securities granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Securities by the Underwriter. The Underwriter may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Issuer.

          (c) The Shares to be purchased hereunder will be represented by one or more definitive global certificates in book-entry form which will be deposited by or on behalf of the Issuer with The Depository Trust Company (“DTC”) or its designated custodian. Delivery to the Underwriter of the Firm Securities, against payment of the purchase price therefor in federal (same day) funds, shall be made by causing DTC to credit the Firm Securities to the account or accounts designated by the Underwriter at DTC. The time and date of such delivery shall be 10:00 A.M., New York City time, on the third business day after the date of this Agreement or such later time and date as the Underwriter shall designate by notice to the Issuer (the time and date of such closing are called the “Closing Date”). The Issuer hereby acknowledges that circumstances under which the Underwriter may provide notice to postpone the Closing Date as originally scheduled include, but are not limited to, any determination by the Issuer or the Underwriter to recirculate to the public copies of an amended or supplemented Final Prospectus or Disclosure Package. As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York City are open for business and are not permitted by law or executive order to be closed. The other documents to be delivered on the Closing Date by or on behalf of the parties hereto shall be delivered at such time and date at the offices of Patton Boggs LLP, 2550 M Street, N.W., Washington, DC 20037. The place of closing for the Firm Securities and the Closing Date may be varied by agreement between you and the Issuer.
          (d) Delivery to the Underwriter of the Option Securities to be purchased by the Underwriter, against payment of the purchase price therefor in federal (same day) funds, shall be made by causing DTC to credit the Option Securities to the account or accounts designated by the Underwriter at DTC. The time and date of such delivery shall be determined by the Underwriter (the “Option Closing Date”), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice referred to in Section 2(b), as shall be specified in such notice; provided, however, that if the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The other documents to be delivered at the Option Closing Date by or on behalf of the parties hereto shall be delivered at such time and date at the offices of Patton Boggs LLP, 2550 M Street, N.W., Washington, DC 20037. The place of closing for any Option Securities and the Option Closing Date for such Option Securities may be varied by agreement between you and the Issuer.
          (e) The global certificates representing the Shares to be delivered to the Underwriter shall be made available to the Underwriter at the office of DTC or its custodian for inspection not later than 10:00 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be.
     3. Offering by the Underwriter.
          It is understood that the Underwriter is to make a public offering of the Firm Securities as soon as the Underwriter deems it advisable to do so. The Firm Securities are to be initially offered to the public at the offering price set forth in the Final Prospectus. To the extent, if at all, that any Option Securities are purchased pursuant to Section 2 hereof, the Underwriter will offer them to the public on the foregoing terms.

     4. Covenants.
          (a) The Issuer covenants and agrees with the Underwriter that it will (i) prepare and timely file with the Commission under Rule 424(b) of the Securities Act Rules a Final Prospectus in a form approved by the Underwriter containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Securities Act Rules; (ii) not file any amendment to the Registration Statement or supplement to the Final Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus of which the Underwriter shall not previously have been advised and furnished with a copy or to which the Underwriter shall have reasonably objected in writing or which is not in compliance with the Securities Act Rules; and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Issuer with the Commission subsequent to the date of the Final Prospectus and prior to the termination of the offering of the Shares by the Underwriter.
          (b) The Issuer has not distributed and without the prior consent of the Underwriter, it will not distribute any prospectus or other offering material (including, without limitation, any offer relating to the Shares that would constitute a Free Writing Prospectus and content on the Issuer’s website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Shares, other than the materials referred to in Section 1(a). The Underwriter represents and agrees that it has not made and, without the prior consent of the Issuer, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus. Any such Issuer Free Writing Prospectus, the use of which has been consented to by the Issuer and the Underwriter, is listed on Schedule I or Schedule II hereto. The Issuer has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Issuer represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show. The Issuer agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Final Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Issuer will give prompt notice thereof to the Underwriter and, if requested by the Underwriter, will prepare and furnish without charge to the Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.
          (c) The Issuer will prepare a final term sheet, containing solely a description of final terms of the Shares and the offering thereof, in a form approved by the Underwriters and will file such term sheet pursuant to Rule 433(d) within the time required by such Rule.
          (d) The Issuer will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Issuer.

          (e) The Issuer will advise the Underwriter promptly (i) of receipt of any comments from the Commission; (ii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Final Prospectus or for any additional information; and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Final Prospectus or of the institution of any proceedings for that purpose. The Issuer will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Final Prospectus and to obtain as soon as possible the lifting thereof, if issued.
          (f) The Issuer will cooperate with the Underwriter in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriter may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Issuer shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Issuer will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Underwriter may reasonably request to complete distribution of the Shares.
          (g) The Issuer will deliver to the Underwriter, from time to time, as many copies of any Preliminary Prospectus as the Underwriter may reasonably request. The Issuer will deliver to, or upon the order of, the Underwriter during the period when delivery of a Final Prospectus is required under the Securities Act, as many copies of the Final Prospectus in final form, or as thereafter amended or supplemented, as the Underwriter may reasonably request.
          (h) The Issuer will comply with the Securities Act, the Securities Act Rules, the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Final Prospectus. If during the period in which a prospectus is required by law to be delivered by the underwriter or dealer, any event shall occur as a result of which, in the judgment of the Issuer or in the reasonable opinion of the Underwriter and its legal counsel, it becomes necessary to amend or supplement the Final Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Final Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Final Prospectus to comply with any law, the Issuer promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Final Prospectus so that the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Final Prospectus will comply with the law.
          (i) The Issuer will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a)

of the Securities Act and Rule 158 of the Securities Act Rules and will advise you in writing when such statement has been so made available.
          (j) Prior to the Closing Date, the Issuer will furnish to the Underwriter, as soon as they have been prepared by or are available to the Issuer, a copy of any unaudited interim financial statements of the Issuer for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Final Prospectus.
          (k) The Issuer covenants and agrees that no offering, sale, short sale or other disposition of (i) any shares of Preferred Stock of the Issuer, (ii) other securities convertible into or exchangeable or exercisable for shares of Preferred Stock or derivative of Preferred Stock (or agreement for such) or (iii) any shares of capital stock of the Issuer senior or pari passu with the Preferred Stock, will be made for a period of 45 days after the date of this Agreement, directly or indirectly, by the Issuer otherwise than hereunder or with the prior written consent of the Underwriter; provided, that this provision will not restrict the Issuer from awarding options to purchase its Common Stock pursuant to any of its employee benefit plans.
          (l) The Issuer will use its best efforts to list, subject to notice of issuance, the Shares on the American Stock Exchange (“AMEX”).
          (m) The Issuer has caused each officer and director of the Issuer to furnish to the Underwriter, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to the Underwriter, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Preferred Stock or any other securities convertible, exchangeable or exercisable for shares of Preferred Stock owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 30 days after the date of the Final Prospectus, directly or indirectly, except with the prior written consent of the Underwriter (“Lockup Agreements”).
          (n) The Issuer shall apply the net proceeds of its sale of the Shares as described under the heading “Use of Proceeds” in the Final Prospectus and the Disclosure Package and shall report with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Securities Act.
          (o) The Issuer shall not invest, or otherwise use the proceeds received by the Issuer from its sale of the Shares in such a manner as would require the Issuer or any of the Subsidiaries to register as an investment company under the 1940 Act.
     5. Costs and Expenses.
          The Issuer will pay all costs, expenses and fees incident to the performance of the obligations of the Issuer under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Issuer; the fees and disbursements of counsel for the Issuer; the cost of printing and delivering to, or as requested by, the Underwriter copies of the Registration Statement, Preliminary Prospectuses, any Issuer Free Writing Prospectus, the Final Prospectus, the Listing Application with AMEX, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares.
          The Issuer shall not, however, be required to pay for any of the Underwriter’s expenses (other than those related to qualification under NASD regulation and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Underwriter pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Issuer to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of the Underwriter, then the Issuer shall reimburse the Underwriter for reasonable out-of-pocket expenses, including all fees and disbursements of counsel up to $10,000.00, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing its obligations hereunder; but the Issuer shall not in any event be liable to the Underwriter for damages on account of loss of anticipated profits from the sale by the Underwriter of the Shares.
     6. Conditions of Obligations of the Underwriter.
          The obligation of the Underwriter to purchase the Firm Securities on the Closing Date and the Option Securities, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date and the Option Closing Date, if any, of the representations and warranties of the Issuer contained herein, and to the performance by the Issuer of its covenants and obligations hereunder and to the following additional conditions:
          (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Securities Act Rules shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriter and complied with to their reasonable satisfaction. All material required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Issuer has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Issuer, shall be contemplated by the Commission; no stop order suspending or preventing the use of the Preliminary Prospectus, Final Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Issuer, shall be contemplated by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

          (b) The Underwriter shall have received on the Closing Date and each Option Closing Date, if any, the opinions of Patton Boggs LLP, counsel for the Issuer, dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriter (and stating that it may be relied upon by Bingham McCutchen LLP, counsel for the Underwriter) to the effect that:
               (i) The Issuer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California with corporate power and authority to own or lease its properties and conduct its business as described in the Final Prospectus and the Disclosure Package; the Bank has been duly organized and is validly existing as a national association under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Final Prospectus and the Disclosure Package; the Issuer and the Bank are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where failure to be so qualified would not have a Material Adverse Effect; and the outstanding shares of capital stock of the Bank has been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Issuer; and, to the best of such counsel’s knowledge after due investigation, the outstanding shares of capital stock of the Bank are owned free and clear of all liens, encumbrances and equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or of ownership interests in the Bank are outstanding, except as disclosed in reports filed with the Commission, including those liens, encumbrances and equities and claims securing obligations under the Issuer’s credit facility, dated March 17, 2006, with First Tennessee Bank National Association, which is secured by the capital stock of the Bank.
               (ii) The authorized shares of the Issuer’s Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable when issued and paid for as contemplated by this Agreement and conform to the description thereof contained in the Final Prospectus and the Disclosure Package; and to such counsel’s knowledge, no preemptive rights of shareholders exist with respect to any of the Shares or the issue or sale thereof.
               (iii) Except as described in or contemplated by the Final Prospectus and the Disclosure Package, to the knowledge of such counsel after due investigation, there are no outstanding securities of the Issuer convertible or exchangeable into or evidencing the right to purchase or subscribe for any Shares; and except as described in the Final Prospectus and the Disclosure Package, to the knowledge of such counsel after due investigation, no holder of any securities of the Issuer or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Issuer to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares.
               (iv) The Registration Statement has become effective under the Securities Act; any required filing of the Final Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to counsel’s knowledge after due investigation, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened, by the Commission;
               (v) The Registration Statement, the Final Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules therein).
               (vi) The statements under the captions “Description of Preferred Stock”, “Description of Series D Preferred Shares” and “Underwriting” in the Final Prospectus and the Disclosure Package, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly and accurately summarize such matters in all material respects.
               (vii) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement, Final Prospectus or the Disclosure Package which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement, the Final Prospectus and the Disclosure Package are fairly and accurately summarized in all material respects.
               (viii) To such counsel’s knowledge, there are no material legal or governmental actions, suits, investigations or proceedings pending or threatened against the Issuer or any of the Subsidiaries or any of their respective properties or to which the Issuer or any of the Subsidiaries is a party except as set forth in the Registration Statement, the Final Prospectus and the Disclosure Package.
               (ix) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not (1) conflict with or constitute or result in any violation the Charter or By-Laws of the Issuer, (2) constitute or result in any violation of the laws of the State of California or federal law, or (3) to such counsel’s knowledge, result in a breach or violation of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer or any of the Subsidiaries is a party or by which the Issuer or any of the Subsidiaries may be bound.
               (x) This Agreement has been duly authorized, executed and delivered by the Issuer.
               (xi) No consent, approval, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD, or AMEX or as required by State securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.
               (xii) The Issuer is not, and will not become or be required to register as, an investment company under the 1940 Act as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Final Prospectus and the Disclosure Package.

          In addition to the matters set forth above, such opinion shall also include a statement to the effect that, although counsel is not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus or the Final Prospectus (except as and to the extent set forth in paragraph (vi) above), nothing has come to the attention of such counsel which leads them to believe that (i) any part of the Registration Statement, at the time it became effective under the Securities Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Securities Act) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading or (iii) the Final Prospectus, or any supplement thereto, on the date it was filed pursuant to the Securities Act Rules and as of the Closing Date or the Option Closing Date, as applicable, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements and related schedules therein).
          (c) The Underwriter shall have received from Bingham McCutchen LLP, counsel for the Underwriter, an opinion dated the Closing Date and the Option Closing Date, if any, with respect to the formation of the Issuer, the validity of the Shares and other related matters as the Underwriter reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.
          (d) You shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, if any, in form and substance satisfactory to you, of KPMG LLP and Vavrinek, Trine, Day & Co., LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Securities Act Rules thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published Securities Act Rules; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriter with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Final Prospectus.
          (e) The Underwriter shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates of the Issuer’s Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the Option Closing Date, if any, each of them severally represents as follows:
               (i) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

               (ii) The representations and warranties of the Issuer contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, if any;
               (iii) All filings required to have been made pursuant to Rules 424 or 430A under the Securities Act have been made;
               (iv) They have carefully examined the Registration Statement and the Final Prospectus and, in their opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Final Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Final Prospectus which has not been so set forth in such supplement or amendment; and
               (v) Since the respective dates as of which information is given in the Disclosure Package, (1) there has not been any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business; (2) neither the Issuer nor any of its Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package, and (3) there shall not have been any change in the capital stock (other than issuances of capital stock in the ordinary course of business pursuant to the Issuer’s employee benefit plans) or long-term debt of the Issuer or any of the Subsidiaries.
          (f) The Issuer shall have furnished to the Underwriter such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Underwriter may reasonably have requested.
          (g) The Firm Securities and Option Securities, if any, shall have been approved for designation upon notice of issuance on the AMEX or Issuer shall have filed an application for such designation and no information shall have come to Issuer’s attention that would cause Issuer to believe that such application will not be approved in the ordinary course.
          (h) The Lockup Agreements described in Section 4(m) shall be in full force and effect.
          (i) The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Underwriter and to Bingham McCutchen LLP, counsel for the Underwriter.
          If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriter hereunder may be terminated by the Underwriter.

          In such event, the Issuer and the Underwriter shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).
     7. Conditions of the Obligations of the Issuer
          The obligations of the Issuer to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.
     8. Indemnification.
          (a) The Issuer agrees:
               (i) to indemnify and hold harmless the Underwriter, its partners, members, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Final Prospectus or any amendment or supplement thereto, or (B) any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, (y) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (z) any alleged act or failure to act by the Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (x) or (y) above (provided, however, that the Issuer shall not be liable under this clause (z) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by the Underwriter through its gross negligence or willful misconduct); provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Final Prospectus, or such amendment or supplement, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in reliance upon and in conformity with written information furnished to the Issuer by or through the Underwriter specifically for use in the preparation thereof, such information being listed in Section 13 below; provided, further, that the indemnification contained in this paragraph with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter (or of any person controlling such Underwriter) to the extent any such losses, claims, damages, liabilities or expenses directly result from the fact that such Underwriter sold Shares to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Final Prospectus (as amended or supplemented if any amendments or supplements thereto shall have been furnished to such Underwriter in sufficient time to distribute same with or prior to the written confirmation of the sale involved), if required by law, and if such loss, claim, damage, liability or expense would not have arisen but for the failure to give or send such person such document.
               (ii) to reimburse the Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by the Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not the Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriter was not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriter will promptly return all sums that had been advanced pursuant hereto.
          (b) The Underwriter will indemnify and hold harmless the Issuer, each of its directors, each of its officers, employees, agents and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities to which the Issuer or any such director, officer, employee, agent or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Final Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse upon demand any legal or other out of pocket expenses reasonably incurred by the Issuer or any such director, officer, employee, agent or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not the Issuer or any such director, officer, employee, agent or controlling person is a party to any action or proceeding; provided, however, that the Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Final Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer by or through the Underwriter specifically for use in the preparation thereof, such information being listed in Section 13 below.
          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.
          (d) It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Issuer in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding. Each indemnified party shall use reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim.
          (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Issuer bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
               The Issuer and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Final Prospectus or any supplement or amendment thereto, or any Issuer Free Writing Prospectus, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.
          (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Issuer set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Issuer, its directors or officers or any persons controlling the Issuer, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Issuer, its directors or officers, or any person controlling the Issuer, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.
     9. [Reserved.]
     10. Notices.
     All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

if to the Underwriter, to	RBC Dain Rauscher Inc.
c/o RBC Capital Markets
Two Embarcadero Center, Suite 1200
San Francisco, CA 94111
Attention: Kalan Mac Ginley Vice President
Fax: (415) 633-8643

if to the Issuer, to	Vineyard National Bancorp
1260 Corona Pointe Court
Corona, CA 92879-1726
Attention: Gordon Fong, Chief Financial Officer
Fax: (949) 788-0726
     11. Termination.
          (a) This Agreement may be terminated by you at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, any material adverse change or any development involving a prospective change, which has had or is reasonably likely to have a Material Adverse Effect, (ii) any outbreak, attack, or escalation of hostilities or declaration of war, national emergency, act of terrorism or other national or international calamity or crisis or change in economic, financial or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the reasonable judgment of the Underwriter, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the NASDAQ Global Select Market or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the Underwriter’s reasonable opinion materially and adversely affects or may materially and adversely affect the business or operations of the Issuer, (v) declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of the Issuer’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act), (vii) the suspension of trading of the Issuer’s Common Stock by the NASDAQ Global Select Market, the Commission, or any other governmental authority, or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in the Underwriter’s reasonable opinion has a material adverse effect on the securities markets in the United States.
     12. Successors.
          This Agreement has been and is made solely for the benefit of the Issuer and Underwriter and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.
     13. Information Provided by Underwriter.
          The Issuer and the Underwriter acknowledge and agree that the only information furnished or to be furnished by the Underwriter to the Issuer for inclusion in any Preliminary Prospectus, Final Prospectus or Issuer Free Writing Prospectus consists of the information contained under “Underwriting Discount” and “Stabilization” under the caption “Underwriting” in the Final Prospectus.
     14. Research Independence. In addition, the Issuer acknowledges that the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Issuer and/or the offering that differ from the views of its investment bankers. The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuer by the Underwriter’s investment banking divisions. The Issuer acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.
     15. No fiduciary duty.
          Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the underwriter, the Issuer acknowledges and agrees that:
          (a) nothing herein shall create a fiduciary or agency relationship between the Issuer and the Underwriter;
          (b) the Underwriter is not acting as advisor, expert or otherwise, to the Issuer in connection with this offering, sale of the Shares or any other services the Underwriter may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares;
          (c) the relationship between the Issuer and the Underwriter is entirely and solely commercial, based on arms-length negotiations;
          (d) any duties and obligations that the Underwriter may have to the Issuer shall be limited to those duties and obligations specifically stated herein; and
          (e) notwithstanding anything in this Underwriting Agreement to the contrary, the Issuer acknowledges that the Underwriter may have financial interests in the success of this offering that are not limited to the difference between the price to the public and the purchase price paid to the Issuer by the Underwriter for the Shares and the Underwriter has no obligation to disclose, or account to the Issuer for, any of such additional financial interests.
     The Issuer hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer may have against the Underwriter with respect to any breach or alleged breach of fiduciary duty.
     16. Miscellaneous.
          The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Issuer or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

          This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
          This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.
          This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.
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     If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement between the Issuer and the Underwriter in accordance with its terms.

Very truly yours, VINEYARD NATIONAL BANCORP
By:	/s/ NORMAN A. MORALES
	Name:	Norman A. Morales
	Title:	President and Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
RBC DAIN RAUSCHER INC.

By:	/s/ KEN HARRIS

Name: Ken Harris
Title: Director, U.S. Debt Markets

Schedule I
Issuer Free Writing Prospectus
The Final Pricing Term Sheet dated June 20, 2007, to be filed pursuant to Rule 433 under the Securities Act.

Schedule II
Other Free Writing Prospectus
None.

Exhibit A
List of Subsidiaries
Vineyard Bank, National Association (CA) — Commercial Bank
Vineyard Statutory Trust I
Vineyard Statutory Trust II
Vineyard Statutory Trust III
Vineyard Statutory Trust IV
Vineyard Statutory Trust V
Vineyard Statutory Trust VI
Vineyard Statutory Trust VII
Vineyard Statutory Trust VIII
Vineyard Statutory Trust IX
Vineyard Statutory Trust XI